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                                                                     Exhibit 4.5

                                    N2K INC.
                        1997 DIRECTORS' STOCK OPTION PLAN

         1. Purpose. The 1997 Directors' Stock Option Plan (the "Plan") of N2K Inc. (the "Company"), is intended to advance the best interests of the Company by providing the nonemployee members of the Board of Directors of the Company (the "Board") an opportunity to purchase shares of common stock of the Company (the "Shares"). This Plan is effective as of April 15, 1997 (the "Effective Date") and is not intended to qualify as an incentive stock option plan under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in a Committee (the "Committee") consisting of two or more members of the Board, who shall be appointed by, and may be removed by, the Board; provided that the Committee shall have no authority, power, or discretion to determine the number, timing or price of options granted pursuant to paragraph 3 or to alter the terms and conditions of options as set forth herein. In the absence of any such appointment or removal, the Board shall act as the Committee under the Plan. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter within its discretion is final and binding on all persons.

         3. Participation. Each member of the Board who is not an employee of the Company shall be a participant in the Plan. On the Effective Date and as of the date of each annual meeting of the Company's stockholders after the Effective Date, each Director who is elected or continues as a member of the Board shall be awarded an option to purchase 12,500 Shares. Notwithstanding the foregoing, in the case of a Director who serves on the Board on behalf of an institutional investor of the Company (an "Investor") under the terms of an arrangement pursuant to which the Investor is entitled to the compensation paid by the Company for the Director's service on the Board, the options to be awarded hereunder shall not be awarded to the Director but shall instead be awarded directly to the Investor. The Director or Investor to whom the option is awarded, as applicable, shall be referred to hereunder as the "Optionee." The maximum number of shares that may be awarded under the Plan to any Optionee shall be 125,000 shares (considering for this purpose any Director and Investor that he represents as a single Optionee).
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         4. Shares Subject to the Plan. The aggregate number of Shares with respect to which options may be issued under the Plan is 500,000. The number of shares related to awards that expire unexercised or are forfeited, surrendered, terminated or cancelled shall again be available for additional awards under the Plan unless the Plan shall have terminated. Any Shares issued under the Plan may be treasury shares or authorized but unissued shares.

         5. Option Price. The option price with respect to each Share shall be the Fair Market Value of a Share on the date the award is made. The "Fair Market Value" of a Share as of any date shall be equal to the closing sale price of a Share as reported on the exchange on which it is traded or as reported by an applicable automated quotation system on the applicable date or, if no sales of Shares are reported on such date, the closing sale price of a Share on the date the Shares were last reported on the exchange or automated quotation system. If the Shares are not listed or admitted to trading on any exchange or quotation system, Fair Market Value shall be determined in good faith by the Committee. The purchase price may be subject to adjustment in the event there is any change in the capitalization of the Company as provided in paragraph 12.

         6. Option Expiration Date. The "Expiration Date" with respect to an option or any portion thereof granted to an Optionee under the Plan means the date which is three years after the date on which the option is granted. Subject to paragraph 8, all rights to purchase Shares pursuant to an option shall cease no later than the option's Expiration Date.

         7. Exercise of Options. Each option shall be exercisable, either in whole or in part, at any time after the first anniversary of the grant date and before the option's Expiration Date. An Optionee may exercise an option by giving written notice thereof prior to the option's Expiration Date to the Chief Executive Officer of the Company at the Company's corporate headquarters setting out the number of Shares with respect to which the option is to be exercised. Contemporaneously with the delivery of such notice, the full purchase price of the Shares purchased pursuant to the exercise of a stock option shall be paid in the form of: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company or (b) Shares at the fair market value on the date of exercise, and specifying the address to which the certificates for the Shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates in the Optionee's name for the number of Shares with respect to which the option has been exercised.

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Delivery shall be deemed effected when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified under this paragraph.

         8. Termination of Service. If the Director terminates service on the Board for any reason before the first anniversary of the date that an option is granted, such option shall expire upon the Director's termination of service and shall not be exercisable by any person. If the Director's service on the Board terminates for any reason other than death, any options which are not cancelled in accordance with the preceding sentence shall by exercisable by the Optionee until the option's Expiration Date. In the event of the death of a Director, any options which an Optionee was entitled to exercise on the date immediately preceding the date of death shall be exercisable for a period of six months after the date of death, but no later than the option's Expiration Date, by the person or persons to whom an option held by a Director passes by will or by the laws of descent and distribution or, in the case of an option held by an Investor, by such Investor.

         9. Compliance with Applicable Laws. Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the intention of distributing the Shares. Certificates representing such Shares may bear a legend referring to such restrictions.

         10. Transferability. Options under the Plan are not transferable except, in the case of options granted to a Director, by will or by the laws of descent and distribution. Options granted to a Director may be exercised during the lifetime of the Director only by the Director, and after the death of the Director, only as provided in paragraph 8. Options granted to an Investor may be exercised only by such Investor.

         11. Stockholder Status. The grant of an option under the Plan shall not confer upon the Optionee any right as a stockholder of the Company. No Optionee entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such option until certificates representing such Shares have been issued and delivered.

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         12. Adjustments to Number of Shares Subject to the Plan and to Option
Terms. Subject to the following provisions of this paragraph 12, in the event of any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, an appropriate and proportionate adjustment shall be made in the number and kind of Shares subject to options outstanding or to be granted under the Plan. Any such adjustment in any outstanding option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each Share covered by such option as well as the adjustment in the number and kind of Shares mentioned above. In no event shall the purchase price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an option.

         13. Agreement with Company. At the time of a grant of an option, the Committee may require an Optionee to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan.

         14. Amendment and Termination of Plan. Subject to any approval of the stockholders of the Company which may be required by law or the rules of any stock exchange or market on which the Shares are traded, the Board may at any time amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan shall alter or impair any option previously granted under the Plan without the consent of the affected Optionee.

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